											Exhibit 99 (a)
Saul Centers, Inc.
Schedule of Current Portfolio Properties
June 30, 2022

			Leasable Area (Square Feet)	Year Acquired or Developed (Renovated)	Land Area (Acres)	Percentage Leased as of June 30,					(1)
Property	Location					2022	2021	2020	2019	2018	Anchor / Significant Tenants

Shopping Centers
Ashbrook Marketplace	Ashburn, VA		85,819	2018 (2019)	13.7	100%	100%	100%	N/A	N/A	Lidl, Planet Fitness, Starbucks, Dunkin Donuts, Valvoline, Cafe Rio, McAlisters Deli
Ashburn Village	Ashburn, VA		221,596	1994-2006	26.4	96%	95%	97%	99%	99%	Giant Food, Hallmark, McDonald's, Burger King, Dunkin Donuts, Kinder Care, Blue Ridge Grill
Ashland Square Phase I	Dumfries, VA		23,120	2007	2.0	100%	100%	100%	100%	100%	Capital One Bank, CVS Pharmacy, The All American Steakhouse
Beacon Center	Alexandria, VA		359,671	1972 (1993/99/07)	32.3	100%	99%	100%	100%	100%	Lowe's Home Improvement Center, Giant Food, Home Goods, Outback Steakhouse, Marshalls, Party Depot, Panera Bread, TGI Fridays, Starbucks, Famous Dave's, Chipotle, Capital One Bank, Wendy's
BJ's Wholesale Club	Alexandria, VA		115,660	2008	9.6	100%	100%	100%	100%	100%	BJ's Wholesale Club
Boca Valley Plaza	Boca Raton, FL		121,365	2004	12.7	99%	87%	99%	97%	94%	Publix, Palm Beach Fitness, Anima Domus
Boulevard	Fairfax, VA		49,140	1994 (1999/09)	5.0	96%	100%	100%	100%	100%	Panera Bread, Party City, Petco, Capital One Bank
Briggs Chaney MarketPlace	Silver Spring, MD		194,258	2004	18.2	96%	95%	97%	97%	95%	Global Food, Ross Dress For Less, Advance Auto Parts, McDonald's, Dunkin Donuts, Enterprise Rent-A-Car, Dollar Tree, Dollar General, Salon Plaza, Chipotle
Broadlands Village	Ashburn, VA		174,438	2003/4/6	24.0	92%	91%	97%	99%	77%	Aldi Grocery, The All American Steakhouse, Bonefish Grill, Dollar Tree, Starbucks, Minnieland Day Care, LA Fitness, Chase Bank
Burtonsville Town Square	Burtonsville, MD		139,928	2017	26.3	100%	100%	100%	100%	100%	Giant Food, Petco, Starbucks, Greene Turtle, Capital One Bank, CVS Pharmacy, Roy Rogers, Mr. Tire, Taco Bell
Countryside Marketplace	Sterling, VA		138,804	2004	16.0	91%	93%	95%	96%	95%	Lotte Plaza Market, CVS Pharmacy, Starbucks, McDonald's, 7-Eleven
Cranberry Square	Westminster, MD		141,450	2011	18.9	97%	90%	90%	97%	100%	Giant Food, Giant Gas Station, Staples, Party City, Wendy's, Sola Salons, Ledo Pizza
Cruse MarketPlace	Cumming, GA		78,686	2004	10.6	93%	92%	92%	94%	89%	Publix, Subway, Orange Theory, Anytime Fitness
Flagship Center	Rockville, MD		21,500	1972, 1989	0.5	100%	100%	100%	100%	100%	Chase Bank, Bank of America
French Market	Oklahoma City, OK		246,148	1974 (1984/98)	13.8	75%	76%	99%	96%	96%	Burlington Coat Factory, Bed Bath & Beyond, Staples, Petco, The Tile Shop, Lakeshore Learning Center, Dollar Tree, Verizon, Raising Cane's
Germantown	Germantown, MD		18,982	1992	2.7	100%	100%	100%	100%	100%	CVS Pharmacy, Jiffy Lube
The Glen	Woodbridge, VA		136,440	1994 (2005)	14.7	93%	98%	96%	98%	96%	Safeway, Panera Bread, Five Guys, Chipotle
Great Falls Center	Great Falls, VA		91,666	2008	11.0	96%	98%	96%	98%	99%	Safeway, CVS Pharmacy, Trustar Bank, Starbucks, Subway, Long & Foster
Hampshire Langley	Takoma Park, MD		131,700	1972 (1979)	9.9	100%	100%	100%	100%	100%	Mega Mart, Starbucks, Chuck E. Cheese's, Sardi's Chicken, Capital One Bank, Kool Smiles, Wells Fargo
Hunt Club Corners	Apopka, FL		107,103	2006	13.9	96%	99%	100%	97%	93%	Publix, Pet Supermarket, Boost Mobile
Jamestown Place	Altamonte Springs, FL		96,201	2005	10.9	100%	100%	100%	100%	93%	Publix, Carrabas Italian Grill, Orlando Health
Kentlands Square I	Gaithersburg, MD		116,494	2002	11.5	100%	100%	100%	98%	98%	Lowe's Home Improvement Center, Chipotle, Starbucks, Shake Shack

Saul Centers, Inc.
Schedule of Current Portfolio Properties
June 30, 2022

			Leasable Area (Square Feet)	Year Acquired or Developed (Renovated)	Land Area (Acres)	Percentage Leased as of June 30,					(1)
Property	Location					2022	2021	2020	2019	2018	Anchor / Significant Tenants

Shopping Centers (continued)
Kentlands Square II and Kentlands Pad	Gaithersburg, MD		253,052	2011	23.4	98%	96%	99%	96%	56%	Giant Food, At Home, Party City, Panera Bread, Not Your Average Joe's, Hallmark, Chick-Fil-A, Coal Fire Pizza, Cava Mezza Grill, Truist Bank, Hand & Stone Massage, Crumbl Cookie
Kentlands Place	Gaithersburg, MD		40,697	2005	3.4	84%	73%	75%	93%	90%	Bonefish Grill, Privai Spa
Lansdowne Town Center	Leesburg, VA		196,817	2006	23.4	90%	92%	88%	95%	90%	Harris Teeter, CVS Pharmacy, Panera Bread, Starbucks, Capital One Bank, Ford's Oyster House, Fusion Learning, Chick-Fil-A
Leesburg Pike Plaza	Baileys Crossroads, VA		97,752	1966 (1982/95)	9.4	100%	93%	93%	96%	100%	CVS Pharmacy, Party Depot, FedEx Office, Capital One Bank, Five Guys, Dollar Tree
Lumberton Plaza	Lumberton, NJ		192,718	1975 (1992/96)	23.3	66%	67%	68%	68%	86%	Aldi, Rite Aid, Family Dollar, Retro Fitness, Big Lots, Burger King
Metro Pike Center	Rockville, MD		67,488	2010	4.6	83%	84%	87%	64%	67%	McDonald's, Dunkin Donuts, 7-Eleven, Palm Beach Tan, Mattress Warehouse, Salvation Army
Shops at Monocacy	Frederick, MD		111,166	2004	13.0	98%	100%	97%	95%	99%	Giant Food, Panera Bread, Five Guys, California Tortilla, Firehouse Subs, Comcast
Northrock	Warrenton, VA		100,032	2009	15.4	96%	94%	99%	100%	99%	Harris Teeter, Longhorn Steakhouse, Ledo's Pizza, Capital One Bank, Novant Health
Olde Forte Village	Ft. Washington, MD		143,577	2003	16.0	98%	97%	94%	97%	98%	Safeway, Advance Auto Parts, Dollar Tree, McDonald's, Wendy's, Ledo's Pizza, M&T Bank
Olney	Olney, MD		53,765	1975 (1990)	3.7	93%	93%	92%	93%	96%	Walgreens, Olney Grille, Ledo's Pizza, Popeye's, Sardi's Fusion
Orchard Park	Dunwoody, GA		87,365	2007	10.5	100%	99%	99%	99%	98%	Kroger, Subway, Jett Ferry Dental
Palm Springs Center	Altamonte Springs, FL		126,446	2005	12.0	97%	98%	100%	100%	94%	Publix, Duffy's Sports Grill, Toojay's Deli, The Tile Shop, Rockler Tools, Humana Health, Sola Salons
Ravenwood	Baltimore, MD		93,328	1972 (2006)	8.0	91%	99%	97%	97%	100%	Giant Food, Dominos, Bank of America
11503 Rockville Pk / 5541 Nicholson Ln	Rockville, MD		40,249	2010 / 2012	3.0	61%	61%	61%	61%	61%	Dr. Boyd's Pet Resort, Metropolitan Emergency Animal Clinic
1500/1580/1582 Rockville Pike	Rockville, MD		105,428	2012/2014	10.2	98%	100%	100%	97%	96%	Party City, CVS Pharmacy, Persiano Furniture Gallery
Seabreeze Plaza	Palm Harbor, FL		146,673	2005	18.4	93%	95%	98%	99%	99%	Publix, Petco, Planet Fitness, Vision Works, Clinical Care Medical Center
Marketplace at Sea Colony	Bethany Beach, DE		21,677	2008	5.1	100%	100%	100%	100%	100%	Resort Quest, Armand's Pizza, Candy Kitchen, Summer Salts, Fin's Alehouse
Seven Corners	Falls Church, VA	573,481	1973 (1994-7/07)	31.6	97%	99%	97%	98%	100%	The Home Depot, Giant Food, Michaels Arts & Crafts, Barnes & Noble, Ross Dress For Less, Ski Chalet, Off-Broadway Shoes, JoAnn Fabrics, Starbucks, Dogfish Head Ale House, Red Robin Gourmet Burgers, Chipotle, Wendy's, Burlington Coat Factory, Mattress Warehouse,
											J. P. Morgan Chase, Five Below
Severna Park Marketplace	Severna Park, MD		254,011	2011	20.6	93%	89%	91%	100%	100%	Giant Food, Kohl's, Office Depot, Goodyear, Chipotle, McDonald's, Five Guys, Unleashed (Petco), Jersey Mike's, Bath & Body Works, Wells Fargo, MOD Pizza

Saul Centers, Inc.
Schedule of Current Portfolio Properties
June 30, 2022

			Leasable Area (Square Feet)	Year Acquired or Developed (Renovated)	Land Area (Acres)	Percentage Leased as of June 30,					(1)
Property	Location					2022	2021	2020	2019	2018	Anchor / Significant Tenants

Shopping Centers (continued)
Shops at Fairfax	Fairfax, VA		68,762	1975 (1993/99)	6.7	98%	98%	98%	100%	100%	99 Ranch
Smallwood Village Center	Waldorf, MD		173,341	2006	25.1	81%	81%	66%	77%	82%	Safeway, CVS Pharmacy, Family Dollar
Southdale	Glen Burnie, MD		485,628	1972 (1986)	39.8	95%	94%	98%	98%	99%	The Home Depot, Michaels Arts & Crafts, Marshalls, PetSmart, Value City Furniture, Athletic Warehouse, Starbucks, Gallo Clothing, Office Depot, The Tile Shop, Mercy Health Care, Massage Envy, Potbelly, Capital One Bank, Chipotle, Banfield Pet Hospital, Glory Days Grill, Bank of America
Southside Plaza	Richmond, VA		371,761	1972	32.8	98%	97%	97%	92%	93%	Super Fresh, Citi Trends, City of Richmond, McDonald's, Burger King, Kool Smiles, Crafty Crab, Roses
South Dekalb Plaza	Atlanta, GA		163,418	1976	14.6	94%	94%	87%	87%	91%	Big Lots, Emory Clinic, Roses, Deal $, Humana Oak Street Health
Thruway	Winston-Salem, NC		365,816	1972 (1997)	31.5	89%	81%	92%	96%	95%	Harris Teeter, Trader Joe's, Talbots, Hanes Brands, Jos. A. Bank, Chico's, Loft, FedEx Office, New Balance, Aveda Salon, Carter's Kids, McDonald's, Chick-Fil-A, Wells Fargo Bank, Francesca's Collections, Great Outdoor Provision Company, White House / Black Market, Soma, J. Crew, Chop't, Lululemon, Orange Theory, Athleta, Sephora, O2 Fitness
Village Center	Centreville, VA		145,651	1990	17.2	87%	88%	97%	98%	98%	Giant Food, Starbucks, McDonald's, Pet Supplies Plus, Bikram Yoga, Capital One Bank, Truist Bank
Westview Village	Frederick, MD		103,186	2009	11.6	96%	91%	99%	99%	95%	Silver Diner, Sleepy's, Music & Arts, Firehouse Subs, CiCi's Pizza, Café Rio, Five Guys, Regus, Krispy Kreme, Wendy's, State Employees Credit Union (SECU)
White Oak	Silver Spring, MD		480,676	1972 (1993)	27.9	100%	100%	100%	99%	99%	Giant Food, Sears, Walgreens, Sarku Japan
	Total Shopping Centers	(1)	7,874,130		766.8	94.1%	93.4%	95.1%	95.6%	94.4%

Saul Centers, Inc.
Schedule of Current Portfolio Properties
June 30, 2022

			Leasable Area (Square Feet)	Year Acquired or Developed (Renovated)	Land Area (Acres)	Percentage Leased as of June 30,					(1)
Property	Location					2022	2021	2020	2019	2018	Anchor / Significant Tenants

Mixed-Use Properties (3)
Avenel Business Park	Gaithersburg, MD		390,683	1981-2000	37.1	93%	96%	94%	91%	84%	General Services Administration, Gene Dx, Inc., American Type Culture Collection, Inc.
Clarendon Center-North Block	Arlington, VA		108,386	2010	0.6	85%	83%	83%	89%	100%	AT&T Mobility, Chipotle, Airlines Reporting Corporation
Clarendon Center-South Block	Arlington, VA		104,894	2010	1.3	71%	88%	96%	97%	97%	Trader Joe's, Circa, Burke & Herbert Bank, South Block Blends, Keppler Speakers Bureau, Leadership Institute, Capital One Bank, Massage Envy
Clarendon Center Residential-South Block (244 units)	Arlington, VA		188,671	2010		98%	98%	95%	98%	98%
Park Van Ness- Residential (271 units)	Washington, DC		214,600	2016	1.4	98%	97%	96%	98%	99%
Park Van Ness-Retail	Washington, DC		8,847	2016		100%	100%	100%	100%	100%	Uptown Market, Sfoglina Pasta House
601 Pennsylvania Ave.	Washington, DC		227,651	1973 (1986)	1.0	78%	79%	94%	95%	96%	National Gallery of Art, American Assn. of Health Plans, Southern Company, Regus, Capital Grille
Washington Square	Alexandria, VA		236,376	1975 (2000)	2.0	70%	76%	90%	91%	91%	Academy of Managed Care Pharmacy, Cooper Carry, National PACE Association, Marketing General, Trader Joe's, FedEx Office, Talbots, Virginia ABC
The Waycroft-Residential (491 units)	Arlington, VA		404,709	2020	2.8	98%	99%	39%	N/A	N/A
The Waycroft-Retail	Arlington, VA		60,048	2020		100%	92%	90%	N/A	N/A	Target, Enterprise Rent-A-Car, Silver Diner, Salon Lofts
	Total Mixed-Use Properties	(1)	1,944,865		46.2	82.6%	86.3%	92.2%	92.5%	91.4%	(2)

	Total Portfolio	(1)	9,818,995		813.0	92.6%	92.5%	94.7%	95.2%	94.0%	(2)

Land and Development Parcels
Hampden House	Bethesda, MD			2018	0.6	Development of Hampden House, a project that will include up to 366 apartment units and 10,100 square feet of retail space located in downtown Bethesda, Maryland, is in process. Demolition has been completed and below-grade work has begun. Construction is expected to be completed during 2025.
Twinbrook Quarter	Rockville, MD			2021	8.2	The Company is developing Phase I located in Rockville, Maryland. Phase I includes an 80,000 square foot Wegmans, approximately 25,000 square feet of small shop space, 450 apartments and a 230,000 square foot office building. The office tower portion of Phase I will not be constructed at this time. Excavation of the site has been completed and concrete has been poured for the below-grade levels and is being poured for the ground level. Initial delivery of Phase I is anticipated in late 2024. The development potential of all phases of the entire 18.4 acre Twinbrook Quarter site totals 1,865 residential units, 473,000 square feet of retail space, and 431,000 square feet of office space.
Ashland Square Phase II	Manassas, VA			2004	17.3	Marketing to grocers and other retail businesses, with a development timetable yet to be finalized.
New Market	New Market, MD			2005	35.5	Parcel will accommodate retail development in excess of 120,000 square feet near I-70, east of Frederick, Maryland. A development timetable has not been determined.
	Total Development Properties				61.6
(1)	Percentage leased is a percentage of rentable square feet leased for commercial space and a percentage of units leased for apartments. Prior year leased percentages, including Total Shopping Centers, Total Mixed-Use Properties and Total Portfolio have been recalculated to exclude the impact of properties sold or removed from service and, therefore, the percentages reported in this table may be different than the percentages previously reported.
(2)	Total percentage leased is for commercial space only.
(3)	For the purposes of the property count listed elsewhere in this document, residential and commercial are combined. The residential units at Clarendon South, Park Van Ness and The Waycroft are all part of the same building as the commercial tenants at those locations.